Exhibit 99.1

Equinix Completes US$780 Million Acquisition of 13 Bell Data Centers in Canada

Andrew Eppich Named Managing Director for Equinix in Canada

REDWOOD CITY, Calif., Oct. 1, 2020 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company, today announced the completion of its acquisition of 13 data centers1 in Canada and their operations from BCE Inc. ("Bell"). The US$780 million2 (CA$1,041 million) all-cash transaction includes more than 600 customers, of which more than 500 are new to Equinix, and approximately 1.2 million gross square feet of data center space. The deal solidifies Equinix's position as a leading digital infrastructure provider in Canada, enabling Canadian businesses, as well as multinationals with a presence in Canada, to leverage a trusted platform to bring together and interconnect the foundational infrastructure to power their success.

Equinix also announced that Andrew Eppich, a six-year veteran of Equinix originally from Toronto, has been appointed Managing Director, Canada. In this role, Eppich will be responsible for defining Equinix's strategic vision to: develop the enterprise market; deliver a strong network of prospects, customers and channel partners; provide thought leadership to accelerate new business and revenue growth; and expand Equinix's role as a trusted advisor to companies as they expand their digital infrastructure.

Highlights / Key Facts

  Equinix's expansion across Canada unlocks opportunities for Canadian businesses expanding internationally and for multinational corporations pursuing growth and innovation in the Canadian market. Canadian companies can benefit from the ability to accelerate their evolution from traditional to digital businesses by rapidly scaling their infrastructure, easily adopting hybrid multicloud architectures and interconnecting with strategic business partners within the Platform Equinix® ecosystem of nearly 10,000 customers.
  Equinix now operates 15 high-quality International Business Exchange™ (IBX®) data centers coast to coast in Canada. In addition to the two Toronto facilities (TR1 and TR2) that Equinix has operated since 2010 and 2015 respectively, the company now operates four additional data centers in Toronto (TR4, TR5, TR6, TR7), three in Calgary (CL1, CL2, CL3), and one in each of the following metros: Kamloops (KA1), Montreal (MT1), Ottawa (OT1)3, Saint John (SJ1), Vancouver (VA1) and Winnipeg (WI1).

  Equinix plans to introduce Equinix Cloud Exchange Fabric® (ECX Fabric®) in the new data centers. ECX Fabric is an on-demand, SDN-enabled interconnection service that allows any business to connect between its own distributed infrastructure and any other company's distributed infrastructure, including the world's largest network service and cloud providers, on Platform Equinix.
  Equinix and Bell have begun a strategic partnership that delivers industry-leading joint offers in Canada and globally. This partnership will enable enterprises in Canada to leverage integrated networking and hybrid multicloud services, both directly and indirectly through the shared partner communities of Equinix and Bell, combining Bell's telecommunication services and technology expertise with Equinix's global platform of interconnected data centers and business ecosystems. This partnership also allows Equinix to engage with Bell reseller partners to build stronger relationships with the Canadian channel ecosystem.
  Andrew Eppich has more than 20 years of experience in B2B technology and helping businesses digitally transform. Prior to joining Equinix, he served for 13 years at HPE, Inc. in Canada in sales and channel leadership positions. While at Equinix, Eppich has led teams in Canada and the Northeastern U.S., and he has most recently completed a two-year assignment in Europe leading teams in the United Kingdom and Germany.
  The 13 acquired data centers are expected to generate approximately US$112 million (CA$150 million) annualized revenue (Q4'20E LQA), which represents a purchase multiple of approximately 15x EV / adjusted EBITDA. The acquisition will be immediately accretive to Equinix's adjusted funds from operations (AFFO) per share, excluding integration costs.
  Equinix's global platform currently includes more than 220 data centers across 63 metros.
  As a part of the transaction, more than 160 employees, primarily in the operations functions of the 13 acquired data centers, joined Equinix effective today.
  Citi and J.P. Morgan acted as financial advisors to Equinix.

Quotes

  Jon Lin, President, Americas, Equinix:
  "This acquisition complements and extends Equinix's strategy of expanding our global platform and enhancing cloud and network density to offer enterprises a path to digital success. It also provides a unique opportunity for Equinix to expand its presence in the Americas and positions Equinix as a leading digital infrastructure provider in Canada. Further, it strengthens relationships with Canadian enterprises, many of which prefer local credentials and have multi-metro requirements, while enhancing relationships with global businesses looking to operate in the Canadian market."
  Jason Bremner, Research Vice President, IDC:
  "Canada is the third largest economy in the Americas, and the 10th largest in the world. It is also home to a thriving aggregation of multinational corporations that are seeking a clear and rapid migration path to digital transformation. We expect to see Canadian spending on digital transformation reach C$28 billion in 2020 with a growth rate of 7%, as companies look to accelerate their digital initiatives. This acquisition will offer both Canadian businesses and multinationals operating in Canada with a strong new option for building out and managing their digital infrastructure at key edge metros within the country."
  Siobhan Cox, Vice President of Marketing, Bell:
  "As the first Equinix Platinum Partner in Canada, Bell is leveraging Equinix's world-class data centre operations and our leadership in network connectivity and cloud service innovation to enable the digital edge transformation of our customers' operations in Canada and around the globe. Bell is excited to build on our joint momentum, which is already providing major benefits for a large Canadian investment services customer in our shared community through a migration of IT infrastructure to Equinix to facilitate a new Open Stack environment."
  Rick McCalla, Vice President, Infrastructure, Index Exchange:
  "At Index Exchange, we process billions of transactions a day on our ad exchange, managing incredibly large amounts of data along the way. Unsurprisingly, our physical servers play the most critical of roles in creating a seamless, low-latency user experience for our partners. Having worked with Equinix across the globe to deliver on this experience, we could not be more proud to continue our relationship back where we started: Canada."
  Nancy McCuaig, Senior Vice President, Chief Technology and Data Officer, IGM Financial Inc.:
  "IGM's partnership with Equinix has played an important role in our transformation journey and has provided us with a competitive edge. Our ability to stay connected to global markets through leveraging Platform Equinix has been critical to our success as a company. We're excited about Equinix's acquisition of additional data centres, as it will allow us to enhance connectivity both within Canada and across the globe, and result in a better overall client and user experience."

Additional Resources

  Equinix to Expand Canadian Operations with US$750 Million Acquisition of 13 Bell Data Center Sites [press release]
  Worldwide Colocation and Interconnection Services 2019-2020 Vendor Assessment [IDC report]
  Equinix's Sustainability Progress -- IT Provider Corporate Responsibility Profile [IDC report]
  Infrastructure Is Everywhere [Gartner report]
  Learn more about Platform Equinix [website]

About Equinix
Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Forward-Looking Statements
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from Bell, the expected benefits from the acquisition, and the anticipated timing for closing of the Ottawa data center. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic, unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we have acquired from Bell; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Bell data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from Bell; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

1 Note: includes the Ottawa data center which is subject to a separate closing that is expected in the coming weeks as additional closing conditions are satisfied.
2 This amount represents the foreign exchange spot rate as of September 28, 2020
3 Note the Ottawa data center is subject to a separate closing that is expected in the coming weeks as additional closing conditions are satisfied.

CONTACT: Equinix Media Contact (Global), David Fonkalsrud, +1 650-598-6240, dfonkalsrud@equinix.com; Investor Relations Contacts, Katrina Rymill, +1 650-598-6583, krymill@equinix.com, or Chip Newcom, +1 650-598-6262, cnewcom@equinix.com